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                                                                  Exhibit 10.16


                                AMENDMENT 1994-2
                  TO THE 1994 PHILADELPHIA SUBURBAN CORPORATION
                            EQUITY COMPENSATION PLAN

                  1. Section 4 of the Plan is amended to read, in its entirety, as follows:

                  "Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of the Common Stock of the Corporation that may be issued or transferred under the Plan shall be 950,000 shares. The maximum number of shares of Common Stock that may be issued or transferred under the Plan subject to restricted stock grants is 25,000 shares of Common Stock. Shares deliverable under the Plan may be authorized and unissued shares or treasury shares, as the Committee may from time to time determine. Shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired or forfeited Grant for which no material benefit was received by a grantee also may be made available for distribution in connection with future Grants under the Plan."